UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2023

Gyre Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51173	56-2020050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive Suite 250 San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-8674

Catalyst Biosciences, Inc.
12730 High Bluff Drive
Suite 250
San Diego, CA 92130
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GYRE	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously reported, on October 30, 2023 (the “Closing Date”), Gyre Therapeutics, Inc. (formerly known as Catalyst Biosciences, Inc.) (prior to the Closing Date, “Catalyst” and after the Closing Date, “Gyre”) consummated the previously announced business combination (the “Closing”) pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 26, 2022 and as amended on March 29, 2023 and August 30, 2023.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

Prior to the Closing Date, EisnerAmper LLP (“EisnerAmper”) served as the independent registered public accounting firm of Catalyst. On the Closing Date, following the completion of Catalyst’s audit for the year ended December 31, 2022 and the subsequent interim periods through September 30, 2023, which consisted only of the accounts of Catalyst, and the filing of Catalyst’s Annual Report on Form 10-K for the year ended December 31, 2022 and Catalyst’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023, the Audit Committee (the “Audit Committee”) of Gyre’s board of directors dismissed EisnerAmper as Gyre’s independent registered public accounting firm.

EisnerAmper’s reports on Catalyst’s (the “Company”) consolidated financial statements as of and for the years ended December 31, 2022 and 2021 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for the following:

(i) EisnerAmper’s report on Catalyst’s consolidated financial statements as of and for the years ended December 31, 2022 and 2021, contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the terms of the Convertible Preferred Stock include a cash settlement feature which, provide that, if the Company’s stockholders fail to approve the conversion of the Convertible Preferred Stock by September 30, 2023, the Company could be required to make cash payments to the holders of the Convertible Preferred Stock significantly in excess of its current liquidity, which raises substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

(ii) The accompanying notes to Catalyst’s unaudited condensed consolidated financial statements as of and for the quarters ended March 31, 2023 and June 30, 2023 both contained language stating that “However, as the vote of the Company’s common stockholders is outside of the control of the Company, there is substantial doubt about its ability to continue as a going concern for at least 12 months following the issuance of these condensed consolidated financial statements. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.”

(iii) The accompanying notes to Catalyst’s unaudited condensed consolidated financial statements as of and for the quarter ended September 30, 2023 contained language stating that “As part of the Business Combination Agreement, GNI agreed to share certain ongoing operating expenses incurred by the Company until the Business Combination Agreement closes. See Note 12, Related Parties, for additional information regarding this arrangement. The actual amount and timing of the cost sharing payments from GNI is outside of the control of the Company. Given the uncertainties related to the pending Business Combination Agreement, there is substantial doubt about the Company’s ability to continue as a going concern for at least 12 months following the issuance of these condensed consolidated financial statements. The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.”

During the years ended December 31, 2022 and 2021, and the subsequent interim period through September 30, 2023, there were: (i) no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions, between Catalyst and EisnerAmper on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to EisnerAmper’s satisfaction, would have caused EisnerAmper to make reference thereto in its reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Catalyst has requested that EisnerAmper furnish a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 2, 2023, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Registered Public Accounting Firm

On the Closing Date, the Audit Committee engaged Grant Thornton Zhitong Certified Public Accountants LLP (“Grant Thornton”) as Gyre’s independent registered public accounting firm.

During the years ended December 31, 2022 and 2021, and the subsequent interim period through September 30, 2023, neither Gyre nor anyone on its behalf has consulted with Grant Thornton regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Gyre’s financial statements, and neither a written report nor oral advice was provided to Gyre that Grant Thornton concluded was an important factor considered by Gyre in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions; or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Certain Officers

As previously reported, immediately prior to and effective upon the Closing, Nassim Usman, Ph.D., Catalyst’s President and Chief Executive Officer, ceased to be an officer of Gyre but is remaining a director of Gyre. Catalyst previously entered into an offer letter with Dr. Usman, pursuant to which he became eligible to receive severance benefits upon a qualifying termination of employment. Accordingly, in connection with the Transactions, on the Closing Date, Dr. Usman entered into a separation and release of claims agreement, which provides for (i) payment by Catalyst of an amount equivalent to his annual base salary for twelve months, (ii) payment by Catalyst of an amount equivalent to eighteen months of COBRA premium payments, as if Dr. Usman had remained an active employee, and (iii) accelerated vesting of the portion of any stock options held by Dr. Usman as of the termination date that were scheduled to vest during the twelve month period following Dr. Usman’s termination date, had he remained employed during such time. In addition, the period of time during which Dr. Usman’s vested stock options will remain exercisable in accordance with the terms of the applicable award agreements governing such option will commence as of the last day of his service as a director of Gyre.

As previously reported, immediately prior to and effective upon the Closing, Seline Miller, Catalyst’s Interim Chief Financial Officer, ceased to be an officer of Gyre. Catalyst previously entered into an amended employment agreement with Ms. Miller, pursuant to which she became eligible to receive severance benefits upon a qualifying termination of employment. Accordingly, in connection with the Transactions, on November 1, 2023, Ms. Miller entered into a separation and release of claims agreement with Gyre, which provides for (i) continued payment of her annual base salary for nine months, (ii) for up to 12 months, reimbursement of premium payments, as if Ms. Miller had remained an active employee, for any COBRA coverage that she timely elects, and (iii) accelerated vesting of the portion of any stock options held by Ms. Miller as of the termination date that were scheduled to vest during the nine month period following Ms. Miller’s termination date, had she remained employed during such time. In addition, the period of time during which Ms. Miller’s vested stock options will remain exercisable in accordance with the terms of the applicable award agreements governing such options will commence on March 31, 2024.

The foregoing descriptions of the separation agreements with Dr. Usman and Ms. Miller contained herein do not purport to be complete and are qualified in their respective entireties by reference to the complete text of their agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1+	Usman Separation Agreement.
10.2+	Miller Separation Agreement.
16.1	Letter to the SEC from EisnerAmper LLP, dated November 2, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

+          Indicates a management contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gyre Therapeutics, Inc.

Date: November 2, 2023	By:	/s/ Charles Wu
	Name:	Charles Wu, Ph.D.
	Title:	Chief Executive Officer